UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   June 6, 2011

VOICESERVE, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-51882	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Grosvenor House, 1 High Street
Middlesex HA8 7TA
England
 (Address of Principal Executive Offices)

Tel. No.: +44-208-136-6000
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Securities Purchase Agreements

On June 6, 2011 (the “Closing Date”), Voiceserve, Inc. (the “Company”) completed a private offering of its common stock and warrants to purchase shares of its common stock (the “Offering”).  In connection with the Offering, the Company entered into a series of securities purchase agreements (collectively, the “Securities Purchase Agreements”) with certain investors (the “Investors”).  Pursuant to the Securities Purchase Agreements, the Company issued an aggregate of 1,207,692 shares of its common stock (the “Shares”) at a price of $0.13 per share, and warrants to acquire an aggregate of 603,846 shares of its common stock (the “Warrants”) to the Investors. The net proceeds to the Company from the Offering totaled $157,000.

Warrant Agreements

In connection with the Offering and pursuant to the Securities Purchase Agreements, the Company entered into a series of warrant agreements with each of the Investors setting forth the terms and conditions of the Warrants (collectively, the “Warrant Agreements”).  Under the terms of the Warrant Agreements, the Warrants are exercisable for a period of three years from the Closing Date at a per share exercise price of $0.30 and are automatically converted into shares of the Company’s common stock in the event that the closing price of the Company’s common stock is equal to or greater than $1.00 for a period of twenty (20) consecutive trading days. Each Warrant Agreement provides that the exercise price of the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights Agreements

In connection with the Offering and pursuant to the Securities Purchase Agreements, the Company entered into a registration rights agreement with each of the Investors (collectively, the “Registration Rights Agreements”).  Pursuant to the Registration Rights Agreements, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the Shares and the shares of common stock underlying the Warrants.  The Registration Statement is required to be filed within thirty days of the Closing Date (the “Required Filing Date”) and declared effective by the Commission within 150 days of the Closing Date (“Required Effectiveness Date”). In the event of a full review of the Registration Statement by the Commission, the Required Effectiveness Date will be extended by 30 days.

If the Company fails to file the Registration Statement by the Required Filing Date, or if the Registration Statement is not declared effective by the Required Effectiveness Date, the Company is required to pay cash liquidated damages to each Investor in the amount equal to 1.0% of such Investor’s subscription amount subscribed for by such Investor for each 30-day period for which the Company is not compliance, subject to a cap of ten percent (10%) of such Investor’s subscription amount (the “Penalty”). However, the Registration Rights Agreement provides that the Penalty will not be awarded if the Company has used its best efforts to file the Registration Statement.

The foregoing descriptions of the terms of the Securities Purchase Agreements, the Warrant Agreements and the Registration Rights Agreements are qualified in their entirety by reference to the provisions of the forms of such agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference in its entirety in response to this Item 3.02.

The sale of the Shares and Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”).  We made this determination based on the representations of each Investor which included, in pertinent part, that each such Investor was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) such Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (e) the Investor agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, and (f) the Investor has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOICESERVE, INC.

Date: July 12, 2011	By:	/s/ Michael Bibelman
Michael Bibelman Chief Executive Officer